Exhibit 10.26.3

Amendment to Warrant to Purchase Common Stock of Single Touch Systems Inc.

This amendment (“Warrant Amendment”) to that certain Warrant to Purchase Common Stock of Single Touch Systems Inc.  (“Existing Warrant”) between Single Touch Systems Inc. (“Company” or “Obligor”) and __________ (“Holder”), an individual, dated ________, 2011 will be effective on _________, 2012 (“Effective Date”).

WITNESSETH

WHEREAS, the Company plans to issue securities to investors (“New Offering”); and

WHEREAS, the investors participating in the New Offering (“New Offering Investors”) desire that certain terms and conditions of that certain Convertible Promissory Note between the Company and the Holder, also dated __________, 2011 (“Existing Note”) and the Existing Warrant be amended; and

WHEREAS, the Company-Obligor and Holder have agreed to extend the Expiration Date (as such term is defined in the Existing Warrant) of the Existing Warrant (as defined within the Amendment to Convertible Promissory Note executed concurrently herewith) to September 7, 2015.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company-Obligor and Holder agree as follows:

1.	The Expiration Date of the Existing Warrant is extended to September 7, 2015.

IN WITNESS WHEREOF, the Company-Obligor and Holder have signed this Amendment to Warrant to Purchase Common Stock of Single Touch Systems Inc. effective as of September 7, 2012.

Single Touch Systems Inc. (Obligor)		___________, an individual (Holder)

By:		By:

	James Orsini, President		__________, an individual